                                                                    EXHIBIT 2.1

[296]                                                         FILED
                                                             JUN - 2000
                                                 UNITED STATES BANKRUPTCY COURT
R. DALE GINTER (State Bar No. 100784)            EASTERN DISTRICT OF CALIFORNIA
JEFFREY S. GALVIN (State Bar No. 170223)
DOWNEY, BRAND, SEYMOUR & ROHWER LLP                     ENTERED ON DOCKET
555 Capitol Mall, Tenth Floor                              JUN - 5 2000
Sacramento, CA 95814-4686                         CLERK U.S. BANKRUPTCY COURT
Telephone:  (916) 441-0131                       EASTERN DISTRICT OF CALIFORNIA

Attorneys for the Official Investors' Committee

MARC A. LEVINSON (State Bar No. 57613)
LYNN TRINKA ERNCE (State Bar No. 179212)
ORRICK, HERRINGTON & SUTCLIFFE LLP
400 Capitol Mall, Suite 3000
Sacramento, CA  95814-4407
Telephone:  (916) 447-9200

Attorneys for Jointly Administered Debtors

MARK GORTON (State Bar No. 99312)
MARY E. OLDEN (State Bar No. 109373)
McDONOUGH, HOLLAND & ALLEN
555 Capitol Mall, Suite 950
Sacramento, CA 95814
Telephone:  (916) 444-3900

Attorneys for Debtors Gamma Secured Investments and Gamma Investment Fund, LLC

                         UNITED STATES BANKRUPTCY COURT

                         EASTERN DISTRICT OF CALIFORNIA

In re                                                        Jointly Administered Under
IRM CORPORATION and                                          Case No. 98-32231-A-11
IRM -- COUNTRY GLEN, INC. and
IRM -- CREEKSIDE, INC. and                                   Chapter 11
IRM -- DIABLO VIEW, INC. and
IRM -- DRIFTWOOD, INC. and
IRM -- FOXWORTH, INC. and                                    ORDER CONFIRMING AMENDED JOINT PLAN OF
IRM -- GLENBROOK, INC. and                                   REORGANIZATION (MAY 9, 2000) AND GRANTING
IRM -- MEADOWLAKES INVESTORS, INC. and                       RELATED RELIEF
IRM -- PARKWOOD, INC. and
IRM -- PEACHWOOD, INC. and
IRM -- SALVIO, INC. and                                      Date:   May 9, 2000
IRM -- SUNRISE BOULEVARD, INC. and                           Time:   9:00 a.m.
IRM -- WALNUT WOODS, INC. and                                Place:  Courtroom 28
JOHN O. VAN HOFWEGEN & ASSOCIATES, II and JOHN O. VAN                501 I Street, 7th Floor
HOFWEGEN & ASSOCIATES, III and JOHN O. VAN HOFWEGEN &                Sacramento, CA  95814
ASSOCIATES, IV and
JOHN O. VAN HOFWEGEN & ASSOCIATES, V and
JOHN O. VAN HOFWEGEN & ASSOCIATES, VI and
JOHN O. VAN HOFWEGEN & ASSOCIATES, VII and
JOHN O. VAN HOFWEGEN & ASSOCIATES, VIII and
JOVAN IX, LLC,
                                    Debtors.

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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)

                                                          Case No. 98-33134-A-11
In re

GAMMA SECURED INVESTMENTS,

                             Debtor.
------------------------------------------------

In re                                                     Case No. 98-33135-A-11

GAMMA INVESTMENT FUND, LLC,

                             Debtor.
------------------------------------------------

               On May 9, 2000, at 9:00 a.m., the Court conducted a hearing on the confirmation of the Amended Joint Plan of Reorganization (May 9, 2000) (the "Plan") filed by Proponents IRM Corporation ("IRM"),(1) the 20 other chapter 11 debtor affiliates of IRM, each of which serves as a general partner of one or more other IRM affiliates (the "Other General Partner Debtors"), Gamma Secured Investments and Gamma Investment Fund, LLC (together, "Gamma"), and the Official Investors' Committee appointed in the jointly administered IRM chapter 11 case (the "Committee", and together with IRM, the Other General Partner Debtors and Gamma, the "Proponents"). The following counsel appeared at the hearing: Marc A. Levinson on behalf of IRM and the Other General Partner Debtors; R. Dale Ginter on behalf of the Committee; Mary E. Olden on behalf of Gamma; Daniel Slate on behalf of Fannie Mae; Rhonda Nelson on behalf of both Bank of America and CalFed; John Fiero on behalf of both The Vintage Bank and Bay View Bank; and John Christianson on behalf of People's Bank. The following counsel appeared telephonically: Chuck Gibbs on behalf of CRIIMI MAE; Michael Williams on behalf of Washington Mutual; Anthony Guerriero on behalf of Guaranty Federal Bank; Michael Greger on behalf of Capital Crossing Bank and Richard Reynolds on behalf of Web Service.

               Contemporaneously herewith, the Court has issued its Findings of Fact and Conclusions of Law Regarding Confirmation of Amended Joint Plan of Reorganization (May 9, 2000)("Findings"). Based on the Findings, on the record and the evidence adduced at the confirmation hearing and good cause appearing therefor

------------------

(1) All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan or the Findings.

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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

               IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

               1. The Plan is hereby confirmed pursuant to sections 1127 and 1129 of the Bankruptcy Code. A copy of the Plan is attached hereto as Exhibit "A".

               2. To the extent that any objections to confirmation of the Plan have not been withdrawn, waived or settled before entry of this Order or are not cured by the relief granted herein, all such objections are hereby overruled.

               3. The Findings constitute this Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable pursuant to Bankruptcy Rule 9014.

               4. The Plan complies with the requirements of sections 1122, 1123 and 1127 of the Bankruptcy Code.

               5. Upon the occurrence of the Effective Date each of the following shall occur:

                      (A) The Substantive Consolidation Order (a copy of which is attached hereto as Exhibit "B") shall become effective;

                      (B) In accordance with section 1141 of the Bankruptcy Code, JCM (and any SM LLC, as appropriate) automatically shall be vested with all of the property of the IRM Entities, free and clear of all claims, liens, charges, encumbrances and interests of creditors and equity security holders, except as otherwise specifically provided in the Plan;

                      (C) Notwithstanding the Substantive Consolidation Order, each of the IRM Entities shall continue to exist as a separate jural entity, with all the powers of a corporation, limited liability company or partnership, as applicable, under applicable law, without prejudice to any right to terminate such existence (whether by merger, dissolution, or otherwise) under applicable law; and

                      (D) All securities in and of the IRM Entities (including, without limitation, stock ownership or general and limited partnership interests in IRM, the other General Partner Debtors, the Equity Partnerships and Loan Partnerships, and ownership interests in Danville LLC, Gamma Investment Fund, LLC, Zeta Secured Investments and the Gamma Notes and any agreements or commitments, contractual or otherwise, obligating any of the IRM Entities to issue, transfer, or sell any such securities) shall be canceled.

               6. As of the Effective Date, any and all corporate acts or actions by JCM in

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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

connection with the implementation of the Plan, including, without limitation, the issuance of the Common Membership Interests and the Preferred Membership Interests, the election or appointment of managers and officers of JCM and other matters provided for in the Plan involving the corporate structure of JCM, shall be deemed effective without any requirement of further action by the stockholders, directors, members, managers, limited or general partners of IRM or any of the other IRM Entities. As of the Effective Date, the directors of IRM and of any other of the IRM Entities that are corporations shall be deemed to have resigned, and each of the persons designated in the Plan and in the Connolly Declaration shall be deemed to be an officer or to have been elected to be a member of the Initial JCM Board of Managers, as appropriate.

               7. The IRM Entities, JCM and the SM LLC's are hereby authorized, directed and empowered to execute and deliver all documents, agreements and instruments and take all actions reasonably necessary to effectuate the consummation and implementation of the Plan and consummate the transactions contemplated thereby, including, without limitation: (i) the execution, delivery and performance of the various Debt Instrument Addenda (if the Proponents and the effected Senior Lender cannot agree on the precise form, this Court retains jurisdiction to determine the form) and other documents relating to Senior Lender Debt including, but not limited to, the documents attached to the CalFed Stipulation (Exhibit "C" hereto), the Bank of America Stipulation (Exhibit "D" hereto), and the Fannie Mae Stipulation (Exhibit "E" hereto); (ii) the execution, delivery and filing/recording (as appropriate) of all documents; and
(iii) the payment, in Cash, of the various obligations required or permitted by the Plan to be paid on or after the Effective Date (including, but not limited to, Senior Lender costs and attorney fees, the Class 16 Claim [Antelope Junior Lender] and the Class 17 Claim [Apollo Junior Lender]). All such actions taken or caused to be taken shall be deemed to have been authorized and approved by this Court and shall be deemed effective pursuant to applicable law, without further corporate act or action and without any requirement of further action by the stockholders, directors, members, managers, limited or general partners of any of the IRM Entities or JCM. Each of such documents and agreements will, upon execution, be valid, binding and enforceable against the IRM Entities, JCM and any SM LLC of which JCM is the sole managing member.

               8. Without limiting the scope of the foregoing paragraph, as to the deeds of trust


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

shown on Exhibit "F" hereto, Connolly is authorized to execute and to cause to be recorded with the appropriate county recorder any (i) substitutions of trustee; (ii) requests for full reconveyance; or (iii) full reconveyances, to the extent necessary to implement the Plan. In the event that First American Title Company (or another title insurance company acceptable to Proponents) will not insure title based upon Connolly's execution of the aforementioned documents, this Court will issue a further and ancillary order expunging such deeds of trust from the record title. As to the deeds of trust for which an existing or prior IRM Entity is both the trustor and the beneficiary, the Court orders such deeds of trust to be either reconveyed, or foreclosed upon, as deemed appropriate by the Proponents. As to the deeds of trust shown as items 37A through 37D, inclusive, 37O, and 38A of Exhibit F, the Court finds that these properties were conveyed by the trustor to Contek Associates, a defunct IRM Entity, which in turn conveyed the property to a presently existing Equity Partnership. The Court further finds no debt is owing pursuant to these deeds of trust, and orders them reconveyed or foreclosed upon, as deemed appropriate by the Proponents. As to the deeds of trust shown as items 28, 29A, 34B, 37NN, 37OO, 38D, 52A and 56D on Exhibit F, the Court finds that the beneficiary is a Lender Investor as defined in the Plan and is to be treated as a Class 22 Lender Investor. Therefore, the Court orders these deeds of trust reconveyed.

               9. The Proponents are authorized and empowered to cause any of the IRM Entities to be merged with and into JCM or any of the SM LLC's. These mergers include, but are not limited to, those entities and those mergers identified in the Delaware Agreement of Merger in substantially the form as set forth in Exhibit G and in the California Agreement of Merger in substantially the form as set forth in Exhibit H. Pursuant to the terms of the Delaware Agreement of Merger, the entities identified in "Exhibit A" thereto will disappear ("Disappearing Loan Partnerships") and JCM will be the surviving entity. Pursuant to the terms of the California Agreement of Merger, the entities identified in: (i) "Exhibit A" thereto will be the surviving entities ("Surviving LLC's"), (ii) "Exhibit B" thereto will be the disappearing entities ("Disappearing Equity Partnerships"), and (iii) "Exhibit C" thereto identifies which disappearing entity(ies) will be merging with and into its respective surviving entity. These mergers are duly authorized and approved in accordance with applicable law, with like effect as if approved by the unanimous action of the appropriate parties of each participating entity, and no further


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

approval of any manager, member, partner (general or limited), shareholder, or board of directors or any other person or entity is required to approve or effectuate the mergers. By this Order, Connolly is authorized and directed to execute, file, and/or record, on behalf of each IRM Entity (including each Disappearing Loan Partnership and each Disappearing Equity Partnership), Surviving LLC's, and JCM any and all documents, certificates, affidavits, notes, or other instruments which may be necessary or useful to effect the mergers of the above-referenced entities, including without limitation, any document, required by the California Secretary of State and/or the Delaware Secretary of State, and Connolly shall cause to be recorded in the appropriate county record(s) any and all certificates of merger or any other documents necessary or convenient to effectuate such mergers.

               10. Without limiting the generality of the foregoing paragraph, and in connection with vesting of recorded title to real property in the name of the appropriate Equity Partnership prior to the mergers, Connolly is authorized and directed to execute and to cause to be recorded with the appropriate county recorder any grant deeds or other transfer documents or certificates or instruments, including, without limitation, (i) a grant deed from Ridgewood Associates, A California Limited Partnership (a defunct former IRM Entity) relating to the Sterling Pointe I property to Ridgewood Group, A California Limited Partnership; and (ii) a grant deed from Arroyo Group, A California Limited Partnership and Lindbrook Group, A California Limited Partnership (both defunct former IRM Entities) relating to the Orangewood East Property (which is held of record by such defunct entities as tenants-in-common) to Orangewood East Partners, A California Limited Partnership.

               11. The Proponents are authorized and empowered to cause any of the IRM Entities to be dissolved, terminated and their business affairs wound down. These dissolutions include, but are not to, those entities shown on
Exhibit I ("Dissolving Entities"). Connolly is authorized and directed to execute on behalf of each of the Dissolving Entities all documents, certificates, affidavits, notes, or other instruments which may be necessary or useful to wind down their business affairs and effect the dissolutions of the IRM Entities, including, without limitation, any documents, certificates, and/or statements required by the California Secretary of State. The execution of such documents by Connolly shall have the effect as if exercised and taken by unanimous action of the appropriate parties of each Dissolving Entity, and no further approval or consent of any manager, member, partner (general or


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

limited), shareholder, or board of directors or any other person or entity is required to approve or effectuate the dissolutions.

               12. JCM is authorized and empowered to retain, without further order of the Court, one or more exchange, transfer, warrant, disbursing or similar agents with respect to the distributions to be made under the Plan or to act as its own exchange, transfer, warrant or disbursing agent.

               13. The Plan and its provisions, including but not limited to the releases provided for therein and this Order, shall be binding as provided in such documents upon: (a) the IRM Entities; (b) each party in interest, creditor, Investor and equity security holder of the IRM Entities, whether or not the Claim or Interest of such person is impaired under the Plan and whether or not such person has filed a proof of claim or equity interest in the Cases or has accepted the Plan; (c) each party to an executory contract or unexpired lease of the IRM Entities; and (d) each of the foregoing's respective heirs, executors, administrators, successors and assigns.

               14. Except as otherwise specifically provided by the Plan or in this Order, confirmation of the Plan (subject to the occurrence of the Effective
Date) shall operate as a discharge under subsection 1141(d)(1) of the Bankruptcy Code, and release of any and all debts of, and Claims against, the IRM Entities and JCM that arose at any time before the date of the entry on the docket of this Order regardless of whether (i) a proof of claim or interest has been filed or deemed filed, (ii) such Claim or Interest has been Allowed or (iii) the holder of such Claims or Interests has accepted the Plan. Without limiting the generality of the foregoing, on the Effective Date, the IRM Entities shall be discharged from any debt that arose before confirmation and any debt of the kind specified in subsections 502(g), 502(h) or 502(i) of the Bankruptcy Code, and shall have all of the benefits and protections set forth in section 1141(d)(1) of the Bankruptcy Code.

               15. Except as provided in the Plan or this Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or this Order, Confirmation shall: (a) discharge the IRM Entities from all Claims or other debts that arose before this Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not:


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

(i) a proof of Claim or Investor Statement based on such debt is Allowed pursuant to section 502 of the Bankruptcy Code; or (ii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the IRM Entities.

               16. As of Confirmation, except as provided in the Plan or this Order, all entities shall be precluded from asserting against the IRM Entities, JCM, the SM LLC's, the Proponents, the Committee, their successors or their property, any other or further claims, counterclaims, setoffs, debts, rights, causes of action, liabilities or equity interests relating to the IRM Entities based upon any act, omission, transaction or other activity of any nature that occurred prior to Confirmation. In accordance with the foregoing, except as provided in the Plan or this Order, this Order is a judicial determination of discharge of all such Claims and other debts and liabilities against the IRM Entities and termination of all such interests and rights of equity security holders in the IRM Entities, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against any IRM Entity at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

               17. Except as provided in the Plan or this Order, as of Confirmation, all entities that have held, currently hold or may hold a Claim, Investment or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the IRM Entities, JCM, the SM LLC's, the Proponents, the Committee or their respective property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability of obligation due to the IRM Entities, JCM, or an SM LLC; and
(e) commencing or continuing, in any manner or in any place any action that does not comply with or is inconsistent with the provisions of the Plan.

               18. As of the Effective Date, all entities that have held, currently hold or may hold a claim, counterclaim, demand, debt, right, cause of action or liability that is released pursuant to Article XXVI of the Plan are permanently enjoined from taking any of the following actions on account of such


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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released claims, demands, debts, rights, causes of action or liabilities: (a)
commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and
(e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. By accepting Distributions pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving Distributions will be deemed to have specifically consented to the injunctions set forth in Article XXV.B of the Plan.

               19. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all contractual, legal and equitable subordination rights, whether arising under general principles of equitable subordination, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any Distribution made pursuant to the Plan. Upon Confirmation, all contractual, legal or equitable subordination rights that a holder of a Claim or Interest may have with respect to any Distribution to be made pursuant to the Plan shall be discharged and terminated, and all actions related to the enforcement of such subordination rights shall be permanently enjoined. Accordingly, Distributions to holders of Allowed Claims and Allowed Interests shall not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

               20. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of
Article XXV of the Plan shall constitute a good faith compromise and settlement of all claims or controversies relating to the termination of all contractual, legal and equitable subordination rights that a holder of a Claim or an Interest may have with respect to any Allowed Claim or Allowed Interest, or any distribution to be made on account of an Allowed Claim or Allowed Interest. Confirmation shall constitute the Court's approval of the compromise or settlement of all such claims or controversies and the Court's finding that such compromise or settlement is in the best interests of the IRM Entities, JCM, the SM LLC's and their


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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respective property and Claim and Interest holders, and is fair, equitable and reasonable.

               21. The Proponents and their officers, directors, members, agents, professionals and representatives shall neither have nor incur any liability to any entity, including, specifically any holder of a Claim or Interest, for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, this Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement or this Order, including solicitation of acceptances of the Plan.

               22. The Audit and Litigation Fund shall be used by JCM to defend, settle or pay all Audit and Litigation Claims and related fees and expenses, and shall be disbursed to holders of Common Membership Interests as further described in the following subparagraphs:

               a. The Audit and Litigation Fund shall be held by JCM for the benefit of the Audit Fund Beneficiaries. No more often than monthly, JCM may use the Audit and Litigation Fund to satisfy any Audit and Litigation Claim.

               b. Each time the balance of the Audit and Litigation Fund exceeds $250,000 (after taking into consideration any accruals or reserves on account of any specific Audit and Litigation Claim), any amount in excess of $250,000 shall be transferred by JCM, exercising its reasonable discretion, from the Audit and Litigation Fund into JCM's general operating account, the Plan Disbursement Account or the Disputed Claims Reserve Account.

               c. In any event, on the seventh anniversary of the Confirmation Date, the balance of the Audit and Litigation Fund (other than any accruals or reserves on account of any specific Audit and Litigation Claim) shall be transferred by JCM, exercising its reasonable discretion, from the Audit and Litigation Fund into JCM's general operating account, the Plan Disbursement Account or the Disputed Claims Reserve Account.

               23. As of the Effective Date, to the fullest extent permitted by applicable law, in consideration for the obligations of the IRM Entities and JCM under the Plan and contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each holder of a Claim that is Impaired under the Plan will be deemed to forever release, waive and discharge all claims,


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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counterclaims, demands, debts, rights, causes of action and liabilities (other than the right to enforce JCM's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against an IRM Entity, the Chapter 11 Cases or the Plan against (i) the IRM Entities and JCM; (ii) John Barnard, John Connolly IV, or any IRM employee hired subsequent to August 1, 1998; (iii) Ernst & Young, LLC; Orrick, Herrington & Sutcliffe LLP; McDonough, Holland & Allen; Diepenbrock Wulff Plant & Hannegan LLP; and Felderstein Willoughby & Pascuzzi LLP, acting in their capacity as professionals to various of the IRM Entities.

               24. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the obligations of the IRM Entities and JCM under the Plan, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest will be deemed to forever release, waive and discharge all claims, counterclaims, demands, debts, rights, causes of action and liabilities (other than the right to enforce JCM's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in a Debtor, the Chapter 11 Cases or the Plan against (i) the IRM Entities and JCM; (ii) John Barnard, John Connolly IV, or any IRM employee hired subsequent to August 1, 1998; (iii) Ernst & Young, LLC; Orrick, Herrington & Sutcliffe LLP; McDonough, Holland & Allen; Diepenbrock Wulff Plant & Hannegan LLP; and Felderstein Willoughby & Pascuzzi LLP, acting in their capacity as professionals to various of the IRM Entities.

               25. As of the Effective Date, to the fullest extent permissible under applicable law, in consideration for the contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold a Claim or Interest which is Impaired will be deemed to forever release, waive and discharge all claims, counterclaims, demands,


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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debts, rights, causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against or Interests in an IRM Entity, the Chapter 11 Cases or the Plan against the Committee, its agents, advisors, attorneys and representatives (including the respective current and former directors, officers, employees, shareholders and professionals of the foregoing), acting in such capacity.

               26. Nothing in the Plan is intended to or shall serve to release or exonerate any guaranty of any Senior Lender Debt by any Person (other than an IRM Entity). Thus, all such guaranties (by Persons other than IRM Entities) will continue to remain in effect to support payment of the Senior Lender Debt, as modified in the Plan, following the Effective Date. Nor shall anything in the Plan serve to release any collateral pledged by a guarantor (other than an IRM Entity).

               27. Pursuant to subsection 1145 of the Bankruptcy Code, the offer, issuance, distribution and sale of the JCM Membership Interests (or any options to acquire the same given to JCM officers and employees [and the JCM Membership Interests upon exercise of such options]), are exempt from section 5 of the Securities Act of 1933 and any state or local law requiring registration for the offer, issuance, distribution or sale of the foregoing or the licensing or registration of the issuer.

               28. Pursuant to section 1145 of the Bankruptcy Code, the resale of the JCM Membership Interests (or any options to acquire the same given to JCM officers and employees [and the JCM Membership Interests upon exercise of such options]) is exempt from section 5 of the Securities Act of 1933 and any state or local law requiring registration prior to the offer, issuance, distribution or sale of the foregoing.

               29. Pursuant to subsection 1146(c) of the Bankruptcy Code: (i) the issuance, transfer or exchange of any securities, instruments or documents;
(ii) the creation of any other lien, mortgage, deed of trust or other security interest; or (iii) the making or assignment of any lease or sublease or the making delivery, filing or recording of any deed or other instrument of transfer under, pursuant to, in furtherance of or in connection with, the Plan, including any deeds, bills of sale, assignments or reconveyances executed in connection with the Plan or this Order, shall not be subject to any stamp tax,


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

transfer tax, intangible tax, recording fee, or similar tax, charge or expense to the fullest extent provided for under subsection 1146(c) of the Bankruptcy Code. JCM and the SM LLC's, or any of their agents or representatives, are authorized to serve upon all filing and recording officers a notice in connection with the filing and recording of any instruments of transfer in accordance with the Plan to evidence and implement this paragraph. All filing and recording officers are hereby directed to accept for filing or recording all instruments of transfer to be filed and recorded in accordance with the plan and the exhibits thereto, without payment of any such taxes. This Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

               30. IRM, the Other General Partner Debtors and Gamma shall continue to operate as debtors in possession, subject to the supervision of this Court, during the period from the entry of this Order through and until the Effective Date, and the automatic stay in effect in these cases pursuant to subsection 362(a) of the Bankruptcy Code shall continue to be effective during such period; provided, however, that nothing herein shall bar the filing of financing documents or the taking of such other actions as are necessary to effectuate the transactions specifically contemplated by the Plan or by this Order. On the Effective Date, the automatic stay in effect during the Cases shall be dissolved and of no further force or effect, subject to Article XXV.B of the Plan and section 1141 of the Bankruptcy Code, and except as the Court may otherwise order.

               31. Except only as to those executory contracts and unexpired leases set forth in Exhibit G of the Plan, as it may be amended, the IRM Entities are hereby authorized and directed to assume each of the executory contracts and unexpired leases effective as of the Effective Date and to cure all defaults thereunder (other than those specified in subsection 365(b)(2) of the Bankruptcy Code) in accordance with the procedures set forth in the Plan. The Holder of any Claim arising from the rejection of an unexpired lease or executory contract effectuated by the Plan is required to file and serve upon IRM or JCM a proof of claim within 30 days after the earlier of (a) the date of entry of the Court's order rejecting the executory contract or unexpired lease (or such later date as such order prescribes); or (b) the Effective Date.

               32. Except as otherwise provided in the Plan, subject to the occurrence of the Effective Date, all employee benefit plans, policies and programs of the IRM Entities, shall survive


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
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

confirmation of the Plan, remain unaffected thereby, and not be discharged.

               33. Nothing herein or in the Plan or the discharge provided for in the Cases shall diminish or impair the enforceability of any insurance policies that may cover claims against the IRM Entities, JCM or any other Person except as otherwise specifically provided in the Plan.

               34. Except as may otherwise be ordered by the Court, any request for payment of an Administrative Claim of any kind, including a final request for compensation and reimbursement of expenses of professionals through the Effective Date pursuant to sections 327, 328, 330, 331, 503(a), 503(b), or 1103 of the Bankruptcy Code (a "Request"), must be filed with the Court and served on each of the following: (i) counsel for IRM and the Other General Partner Debtors, Orrick, Herrington & Sutcliffe LLP, 400 Capitol Mall, Suite 3000, Sacramento, California 95814-4497 (Attn: Marc A. Levinson); (ii) counsel for Gamma, McDonough, Holland & Allen, 555 Capitol Mall, Suite 950, Sacramento, California 95814 (Attn: Mary E. Olden); (iii) counsel for the Committee, Downey, Brand, Seymour & Rohwer LLP, 555 Capitol Mall, 10th Floor, Sacramento, California 95814-4686 (Attn: R. Dale Ginter); and (iv) the Office of the United States Trustee, 501 I Street, Suite 7-500, Sacramento, California 95814 (Attn.:
Donna S. Tamanaha) no later than 60 days after the Effective Date (the "Service Date"). Objections, if any, to such final applications, shall be filed with the Court and served upon each of the parties listed in this paragraph and on any professional whose application is the subject of such objection, so that such objections are received no later than 4:30 p.m., California time, no later than 15 days after the Service Date.

               35. An objection to the allowance of a Claim or Interest shall be in writing and may be filed with the Court by any of Proponents or JCM, or any other party in interest, at any time on or before the "Deadline", which is the latest of (a) the 60th day following the Effective Date unless such period is extended by order of the Court; (b) 30 days after the filing of the proof of such Claim or Interest; or (c) such other date set by order of the Court (without notice or a hearing). The objecting party shall serve a copy of each such objection upon the holder of the Claim or Interest to which it pertains and upon each of the Proponents and the U.S. Trustee at the addresses listed in the foregoing paragraph. No payment or distribution will be made in respect of a Disputed Claim or Disputed Interest unless and until such Disputed Claim or Disputed Interest becomes an Allowed Claim or Allowed


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)

Interest.

               36. In accordance with sections 1125 and 1127 of the Bankruptcy Code, the Proponents have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Proponents (and each of their respective affiliates, agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of the securities offered and sold under the Plan, and are not, and on account of such offer, issuance, sale, solicitation, or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of the securities offered or sold under the Plan.

               37. Except as otherwise provided in the Plan, after the date of the entry of this Order, a Claim may not be filed or amended without the authorization of this Court and, even with this Court's authorization, may be amended by the Holder of such Claim only (i) to decrease, but not to increase, the amount of the Claim, or (ii) to waive any asserted priority. Except as otherwise provided in the Plan, any new or amended Claim filed after the date of the entry of this Order, shall be deemed disallowed in full and expunged without any action by the Proponents or JCM, unless the Holder of the Claim has obtained an order of the Court authorizing the filing.

               38. Pursuant to subsection 1123(b)(3) of the Bankruptcy Code, following the Effective Date, JCM has the exclusive right to enforce any and all causes of action (including, without limitation, all causes of action arising in the Cases under sections 510, 544 through 550 and 553 of the Bankruptcy Code or otherwise arising under the Bankruptcy Code or those arising under other applicable law) that arose before the Effective Date, including all causes of action of a trustee and debtor in possession under the Bankruptcy Code, other than those expressly released or compromised as part of or pursuant to the Plan or any other order of the Court. JCM shall be the representative of IRM, the Other General Partner Debtors and Gamma to retain, commence, enforce and prosecute claims and interests pursuant to subsection 1123(b)(3) of the Bankruptcy Code.

               39. The failure to specifically set forth or refer to any particular provision of the Plan in this Order shall have no effect on the validity, binding effect and enforceability of such provision and


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

               40. The provisions of the Plan, the Findings and this Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Order shall govern and any provision of this Order shall be deemed a modification to the Plan and shall control and take precedence.

               41. The Proponents reserve the right, in accordance with the Bankruptcy Code, to alter, amend or modify the Plan before entry of this Order. After entry of this Order, the Proponents may, upon order of this Court, alter, amend or modify the Plan in accordance with subsection 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

               42. Within six business days after entry of this Order, or within such further time as this Court may allow, the Proponents or their authorized agents shall serve a notice of entry of the Findings and of this Order, as provided in Bankruptcy Rule 2002(f)(7), to all creditors, indenture trustees, investors and equity security holders of the IRM Entities as of the date hereof. No further notice or publication of the notices of entry shall be required. Proponents or their authorized agents also shall serve a copy of the Findings and of this Order on the persons on the special notice list.

               43. The Creditors' Plan is withdrawn with prejudice.

               44. Unless set forth in this Order, notice of all pleadings filed in the Cases after entry of this Order shall be limited to the following parties: (a) each of the Proponents; (b) counsel to each of the Proponents; (c) the United States Trustee; and (d) any party known to be directly affected by the relief sought.

               45. This Court shall retain exclusive jurisdiction, as provided in Article XXVII.J of the Plan, including over any agreement, order or stipulation(2) entered in connection with the Cases and

-----------------

(2) This includes, but is not limited to, resolving any issues arising from Paragraph 3 of the CalFed Stipulation.


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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
with respect to the enforcement and interpretation of the provisions of this Order, the Findings and the Plan. In addition to the retention of jurisdiction set forth in Article XXVII.J of the Plan, this Court shall retain jurisdiction over any matters relating to or arising from the Findings or this Order, including any such matters that arise before or after the Effective Date.

               46. In light of the consensual nature of the Plan, notwithstanding Bankruptcy Rules 3020(e), 7062 and 9014, it is hereby ordered that this Order is effective immediately upon entry of this Order and the Plan may be consummated immediately after entry of this Order.

Dated: JUN 02 2000
      --------------

                                               /s/ DAVID E. RUSSELL
                                      -----------------------------------------
                                                  David Russell
                                          United States Bankruptcy Judge




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         ORDER CONFIRMING AMENDED JOINT PLAN OF REORGANIZATION (5/9/00)
                                       17

                  TABLE OF EXHIBITS TO THE ORDER CONFIRMING THE
               AMENDED JOINT PLAN OF REORGANIZATION (MAY 9, 2000)


A.      Amended Joint Plan of Reorganization (May 9, 2000).

B. Order Granting Motion to Substantively Consolidate Related Debtors and Non-Debtors entered on January 31, 2000.

C.      CalFed Stipulation.

D.      Bank of America Stipulation.

E.      Fannie Mae Stipulation.

F.      Table of Deeds of Trust.

G.      Delaware Agreement of Merger.

H.      California Agreement of Merger.

I.      List of Dissolving IRM Entities.